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                                                                   EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 1999 included in the Proxy Statement and Information Circular of TomaHawk Corporation that is made a part of the Registration Statement (Form S-4) of TomaHawk Corporation for the registration of shares of its common stock.



                                       Ernst & Young LLP

San Diego, California
July 6, 1999